EXHIBIT 5.1





                                  March 9, 2005



Magellan Health Services, Inc.
16 Munson Road
Farmington, Connecticut 06032

Ladies and Gentlemen:

           We have acted as counsel to Magellan Health Services, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 filed simultaneously herewith (as the same may be amended or supplemented, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) possible issuances of not more than 1,851,436 (subject to anti-dilution adjustments in certain circumstances) shares of Ordinary Common Stock, par value $0.01 per share (the "Ordinary Common Stock") of the Company upon the grant of restricted stock awards and the exercise of options reserved for grant under the 2003 Management Incentive Plan of the Company (the "MIP"), and of 4,270,364 (subject to anti-dilution adjustments in certain circumstances) shares of Ordinary Common Stock upon the exercise of options previously granted under the MIP (the "Issuable MIP Shares"); (ii) possible resales of 251,889 shares of Ordinary Common Stock that have been previously issued to certain executives of the Company (the "Executives") under the MIP (the "Issued MIP Shares"); (iii) possible resales of not more than 6,405 shares of Ordinary Common Stock that have been reserved for issuance to certain directors of the Company (the "Directors, and collectively with the Executives, the "Selling Stockholders") under the 2004 Director Stock Compensation Plan (the "Director Plan") (the "Issuable Director Plan Shares," and, together with the Issuable MIP Shares, the "Issuable Shares") and 13,595 shares of Ordinary Common Stock previously issued under the Director Plan (the "Issued Director Plan Shares," and collectively with the Issued MIP Shares, the "Issued Shares"), together with any shares of Ordinary Common Stock that may be registered in any related registration statement pursuant to Rule 462(b) of the Securities Act ("462(b) Registration Statement").

           In so acting, we have reviewed the Registration Statement, including the prospectus contained therein (the "Prospectus"), the MIP, the Director Plan, the Amended and Restated Certificate of Incorporation of the Company, as amended to date, and the Amended and Restated By-Laws of the Company, as amended to date. In addition, we have examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.


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           In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

           Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that with respect to the Shares registered for sale by the Selling Stockholders under the Registration Statement and any related registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act ("462(b) Registration Statement"):

           1. The Issuable Shares to be issued and sold by the Company under the MIP and the Director Plan, respectively, and pursuant to the Registration Statement and any related registration statement filed by the Company pursuant to a 462(b) Registration Statement, have been duly authorized and, when issued and delivered upon receipt by the Company of consideration constituting lawful consideration under Delaware law in accordance with the MIP or the Director Plan, respectively, will be validly issued, fully paid and non-assessable.

           2. The Issued Shares registered for sale by the Selling Stockholders under the Registration Statement, and any related registration statement filed by the Company pursuant to a 462(b) Registration Statement, are duly authorized, validly issued, fully paid and nonassessable.

           The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

           We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement. We also consent to the incorporation by reference of this letter in any 462(b) Registration Statement.

                                                    Very truly yours,

                                                 /s/ Weil, Gotshal & Manges LLP